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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




To the Shareholders and Board of Directors
American Architectural Products Corporation


We consent to the incorporation by reference in the Registration Statements (Form S-4/A No. 333-44275 and Form S-8 No. 333-61051 pertaining to the 1996 Stock Option Plan) of our report dated June 2, 2000, which contains an explanatory paragraph with respect to a going concern uncertainty, with respect to the consolidated balance sheet at December 31, 1999; the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1999 and 1998, and the financial statement schedule for the years ended December 31, 1999 and 1998 of American Architectural Products Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                             ERNST & YOUNG LLP

Akron, Ohio
October 5, 2001













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